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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                             -----------------------

                                 SUMMIT BANCORP.
               (Exact name of obligor as specified in its charter)

New Jersey                                                   22-1903313
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey                                         08543-2066
(Address of principal executive offices)                      (Zip Code)

                            -------------------------

                                 Debt Securities
                       (Title of the indenture securities)
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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                          Address
                  ----                                          -------
                  Comptroller of the Currency                   Washington, D.C.

                  Federal Reserve Bank of New York              New York, NY
                  33 Liberty Street
                  New York, NY

                  Federal Deposit Insurance Corporation         Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)


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         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.


         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1998 - attached)

         Exhibit 8 - Not applicable.

         Exhibit 9 - Not applicable.

                               ------------------


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 7th day of April, 1999.



                                    CITIBANK, N.A.

                                    By  /s/Deirdra N. Ross
                                        -------------------
                                        Deirdra N. Ross
                                        Trust Officer


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                                Charter No. 1461
                           Comptroller of the Currency
                             Northeastern District

                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF





                                 CITIBANK, N.A.

          of New York in the State of New York, at the close of business on December 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1481 Comptroller of the Currency Northeastern District.




                                     ASSETS


          Cash and balance due from
           depository institutions:
           Noninterest-bearing balances
           and currency and coin ................................ $  8,052,000
          Interest-bearing balances .............................   15,782,000
          Held-to-maturity securities ...........................            0
          Available-for-sale securities .........................   87,830,000
          Federal funds sold and securities purchased
           under agreements to resell ...........................    8,089,000
          Loans and lease financing receivables:
           Loans and Leases, net of unearned income ............. $182,508,000
           LESS:Allowance for loan
           and lease losses .........................   4,709,000
          Loans and leases, net of unearned
           income, allowance,
           and reserve .......................................... $177,799,000
          Trading assets ........................................   31,683,000
          Premises and fixed assets (including
           capitalized leases) ..................................    4,022,000
          Other real estate owned ...............................      468,000
          Investments in unconsolidated subsidiaries
           and associated companies .............................    1,154,000
          Customers' liability to this bank on
           acceptances outstanding ..............................    1,281,000
          Intangible assets .....................................    3,504,000
          Other assets ..........................................   11,791,000
                                                                  ------------
          TOTAL ASSETS .......................................... $300,895,000
                                                                  ============



                                  LIABILITIES


          Deposits:
           In domestic offices .................................. $ 39,355,000
            Noninternet-bearing .................... $ 13,199,000
            Interest-bearing .......................   26,156,000
          In foreign offices, Edge and
           Agreement subsidiaries, and IBFs .....................  163,578,000
           Noninterest-bearing .....................   10,803,000
           Interest-bearing ........................  152,770,000
          Federal funds purchased and securities
           sold under agreements to repurchase ..................    9,752,000
          Trading liabilities ...................................   30,758,000
           Other borrowed money (includes mortgage indebtedness
           and obligations under capitalized leases):
           With a remaining maturity of one year or less ........   13,308,000
           With a remaining maturity of more than one year
           through three years ..................................    1,528,000
           With a remaining maturity of more than three years ... 2,110,000 Bank's liability on acceptances executed
           and outstanding ......................................    1,382,000
          Coordinated notes and debentures ......................    6,600,000
          Other liabilities .....................................   13,802,000
                                                                  ------------
          TOTAL LIABILITIES ..................................... $281,183,000
                                                                  ============










                                 EQUITY CAPITAL

          Perpetual preferred stock and related surplus .........            0
          Common Stock .......................................... $    751,000
          Surplus ...............................................    9,387,000
          Undivided profits and capital revenues ................   10,356,000
          Net unrealized holding gains (losses)
           on available for sale securities .....................     (113,000)
          Cumulative foreign currency
           translation adjustments ..............................     (659,000)
                                                                   -----------
          TOTAL EQUITY CAPITAL .................................. $ 19,732,000
                                                                  ============
          TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
           STOCK, AND EQUITY CAPITAL ............................ $300,895,000
                                                                  ============


          I, Roger W. Trupin, Controller of the above-named bank do hereby declared that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                             ROGER W. TRUPIN
                                                             CONTROLLER

          We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                             PAUL J. COLLINS
                                                                JOHN S. REED
                                                           WILLIAM R. RHODES
                                                                   DIRECTORS